                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)         July 30, 1999
                                                  -----------------------------

                                  RMI.NET, Inc.
-------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

               001-12063                             84-1322326
-----------------------------------     ---------------------------------------
       (Commission File Number)           (IRS Employee Identification No.)

999 Eighteenth Street, Suite 2201                                 80202
-------------------------------------------------------- ----------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code               (303) 672-0700
                                                                 --------------

                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously announced in the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999 and filed with the Securities and Exchange Commission on August 9, 1999, the Registrant recently acquired Triad Resources, L.L.C., an Oklahoma limited liability company doing business as "WebZone" and headquartered in Tulsa, Oklahoma. The Registrant agreed to pay approximately $5.25 million, payable in the form of 441,175 shares of common stock. The consideration that the Registrant agreed to pay was determined through arm's length negotiation. There was no material relationship between the Registrant and Triad Resources, L.L.C. prior to the acquisition. WebZone is an Internet service provider. The Registrant intends to use the assets acquired in the same manner that Triad Resources, L.L.C. and WebZone utilized the assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Triad Resources, L.L.C. - Audited Financial Statements:

                           Independent Auditors' Report - PricewaterhouseCoopers LLP

                           Balance Sheets as of December 31, 1998, 1997 and 1996

                           Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996

                           Statements of Stockholders' Equity (Deficiency) for the Years Ended December 31, 1998, 1997 and 1996

                           Statements of Members' Equity (Deficit) for the Years Ended December 31, 1998, 1997 and 1996

                           Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996

                           Notes to Financial Statements

         (b)      Pro Forma Financial Information:

                           Pro Forma Condensed Combined Balance Sheet as of June 30, 1999

                           Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

                           Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 1999

         (c)      Exhibits:



              Exhibit Number       Description
         ----------------------    --------------------------------------------

                 10.1 Asset Purchase Agreement by and among RMI.NET, Inc. f/ka Rocky Mountain Internet, Inc. and Triad Resources, L.L.C. and Ms. Carol L. Mersch and Mr. Charles A. Bacher
                                   dated as of July 30, 1999
                 20.1              News Release dated August 3, 1999 announcing
                                   the Acquisition of WebZone.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               RMI.NET, Inc.
                                -----------------------------------------------
                                               (Registrant)

    Date: August 26, 1999       By:     /s/ CHRISTOPHER J. MELCHER
                                        ---------------------------------------
                                        Christopher J. Melcher
                                        Vice President, General Counsel and
                                        Corporate Secretary

                             TRIAD RESOURCES, L.L.C.


                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Members
Triad Resources, L.L.C.

In our opinion, the accompanying balance sheets and the related statements of operations, members' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Triad Resources, L.L.C. (the "Company") at December 31, 1998, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
July 6, 1999

                             TRIAD RESOURCES, L.L.C.
                                 BALANCE SHEETS
                        December 31, 1998, 1997 and 1996

   ASSETS                                                 1998             1997             1996
   ------                                              ---------         --------         ---------
Current assets:
  Cash                                                 $   3,789         $  5,794         $   4,528
  Accounts receivable                                     25,669           13,455             8,754
  Note receivable                                         15,000               -                -
                                                       ---------         --------         ---------

  Total current assets                                    44,458           19,249            13,282
                                                       ---------         --------         ---------

Property and equipment, net                              543,168          305,602           125,013
                                                       ---------         --------         ---------

Total assets                                           $ 587,626         $324,851         $ 138,295
                                                       ---------         --------         ---------
                                                       ---------         --------         ---------

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                     $  73,726         $ 76,684         $ 109,212
  Accrued liabilities                                      9,802           10,614             7,305
  Deferred revenue                                        89,230           44,362            14,883
  Long term obligations, current portion                  62,303           53,776               -
  Advances from members, current portion                  24,964          212,433           122,433
  Estimated liability for guarantees of
    obligations of investee (Note 6)                     101,482               -                -
                                                       ---------         --------         ---------

  Total current liabilities                              361,507          397,869           253,833
                                                       ---------         --------         ---------

  Long term obligations                                  140,466           19,533            47,437
  Advances from members                                   62,574               -                -

Members' equity (deficit):
  Members' equity                                        165,227          191,711           117,649
  Accumulated deficit                                   (142,148)        (284,262)         (280,624)
                                                       ---------         --------         ---------

  Total members' equity (deficit)                         23,079          (92,551)         (162,975)
                                                       ---------         --------         ---------

Total liabilities and members' equity (deficit)        $ 587,626         $324,851         $ 138,295
                                                       ---------         --------         ---------
                                                       ---------         --------         ---------






                   The accompanying notes are an integral
                      part of the financial statements.

                             TRIAD RESOURCES, L.L.C.
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1998, 1997 and 1996

                                              1998              1997              1996
                                           ----------        ----------        ----------
Revenues:
  Recurring revenues                       $1,902,664        $  852,177        $  128,056
  Other                                       182,847           122,058            39,590
                                           ----------        ----------        ----------

                                            2,085,511           974,235           167,646
                                           ----------        ----------        ----------

Expenses:
  Cost of operations                        1,174,119           612,910           288,144
  Selling, general and administrative         421,679           215,310           152,158
  Depreciation                                105,292            50,701            10,801
  Loss on sale of property and                    -              20,590               -
  Loss on investment (Note 6)                 216,603            48,450               -
                                           ----------        ----------        ----------

                                            1,917,693           947,961           451,103
                                           ----------        ----------        ----------

Income (loss) from operations                 167,818            26,274          (283,457)
                                           ----------        ----------        ----------

Interest expense                               25,704            29,912             6,178
                                           ----------        ----------        ----------

Net income (loss)                          $  142,114        $   (3,638)       $ (289,635)
                                           ----------        ----------        ----------
                                           ----------        ----------        ----------





                     The accompanying notes are an integral
                        part of the financial statements.

                             TRIAD RESOURCES, L.L.C.

                     STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

              For the Years Ended December 31, 1998, 1997 and 1996

                                     Members'        Accumulated
                                     Equity            Deficit           Total
                                    ---------         ---------         --------
Balance at December 31, 1995        $  14,991         $   9,011         $ 24,002

Member contributions                  102,658               -            102,658
Net income (loss)                         -            (289,635)        (289,635)
                                    ---------         ---------         --------

Balance at December 31, 1996          117,649          (280,624)        (162,975)

Member contributions                   74,062               -             74,062
Net income (loss)                         -              (3,638)          (3,638)
                                    ---------         ---------         --------

Balance at December 31, 1997          191,711          (284,262)         (92,551)

Member distributions                  (26,484)              -            (26,484)
Net income (loss)                         -             142,114          142,114
                                    ---------         ---------         --------

Balance at December 31, 1998        $ 165,227         $(142,148)        $ 23,079
                                    ---------         ---------         --------
                                    ---------         ---------         --------


                     The accompanying notes are an integral
                        part of the financial statements.

                             TRIAD RESOURCES, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                              1998             1997             1996
                                                           ---------         --------         ---------
Cash flows from operating activities:
  Net income (loss)                                        $ 142,114         $ (3,638)        $(289,635)
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Loss on sale of property and equipment                     -             20,590               -
      Loss on investment                                     125,752            8,280               -
      Depreciation                                           105,292           50,701            10,801
      Decrease (increase) in accounts receivable             (12,214)          (4,701)           (8,754)
      (Decrease) increase in accounts payable                 (2,958)         (32,528)          109,212
      (Decrease) increase in accrued liabilities                (812)           3,309             7,305
      (Decrease) increase in deferred revenue                 44,868           29,479            14,883
                                                           ---------         --------         ---------

  Net cash provided by (used in) operating activities        402,042           71,492          (156,188)
                                                           ---------         --------         ---------

Cash flows from investing activities:
  Expenditures for property and equipment                   (342,858)        (262,529)         (135,814)

  Proceeds from disposition of property and equipment            -             10,649               -
  Acquisition of investment (Note 6)                         (24,270)          (8,280)              -
  Increase in notes receivable                               (15,000)             -                 -
                                                           ---------         --------         ---------

  Net cash used in investing activities                     (382,128)        (260,160)         (135,814)
                                                           ---------         --------         ---------

Cash flows from financing activities:
  Proceeds from long-term obligations                        217,000          107,468            47,437
  Repayment of long-term obligations                         (87,540)         (81,596)              -
  Member contributions (distributions)                       (26,484)          74,062           102,658
  Advances from members                                          -             90,000           122,433
  Repayment of advances from members                        (124,895)             -                 -
                                                           ---------         --------         ---------

  Net cash provided by (used in) financing activities        (21,919)         189,934           272,528
                                                           ---------         --------         ---------

Net  increase (decrease) in cash                              (2,005)           1,266           (19,474)
Cash at beginning of year                                      5,794            4,528            24,002
                                                           ---------         --------         ---------

Cash at end of year                                        $   3,789         $  5,794         $   4,528
                                                           ---------         --------         ---------
                                                           ---------         --------         ---------

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                   $  48,458         $ 12,478         $     858
                                                           ---------         --------         ---------
                                                           ---------         --------         ---------



                     The accompanying notes are an integral
                        part of the financial statements.

                             TRIAD RESOURCES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS


1.       NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS - Triad Resources, L.L.C. (the "Company) (d.b.a. WebZone") is an Oklahoma limited liability company that operates as an internet service provider ("ISP") in Tulsa and Oklahoma City, Oklahoma. The Company was formed in 1993 and began the WebZone operations in June 1996. The Company's presence was established in Oklahoma City in September 1998.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or the lesser of the term of the lease or the useful life of the asset for leasehold improvements. Maintenance and repairs are charged to expense in the year incurred and renewals and betterments that extend the useful life of the asset are capitalized. Gain or loss on disposal of property and equipment is credited or charged to operations. The estimated useful life of equipment is five years.

         REVENUE RECOGNITION - Recurring revenues consist of monthly fees charged to customers for internet access and other ongoing services related to monthly internet service and are recognized over the period services are provided. Other revenues which include set-up fees charged to customers when their accounts are activated, domain name registration fees, web design and miscellaneous equipment sales are recognized as the service is performed or the equipment is delivered to the customer.

         ADVERTISING - The Company expenses advertising costs as incurred. During the years ended December 31, 1998, 1997 and 1996, the Company incurred $109,677, $41,352 and $25,759, respectively in advertising costs.

         INCOME TAXES - Under applicable provisions of the Internal Revenue Code, the Company is not taxed as a corporation, as its earnings are taxed to the individual members. Therefore, no provision for federal and state income taxes has been made in the accompanying financial statements.

                             TRIAD RESOURCES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

2.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1998, 1997 and 1996 is comprised of the following:

                                                    1998                  1997                         1996
                                            --------------------  ----------------------       --------------------

         Computer equipment                 $         658,388      $         353,284           $          131,791
         Furniture and fixtures                        21,160                  1,133                        1,133
         Leasehold improvements                        15,981                  2,255                           -
         Software                                       8,386                  4,385                        2,890
         Accumulated depreciation                    (160,747)               (55,455)                     (10,801)
                                            --------------------  ----------------------       --------------------

                                            $         543,168      $         305,602           $          125,013
                                            --------------------  ----------------------       --------------------
                                            --------------------  ----------------------       --------------------

                  Property under capital lease, primarily computer equipment included above, aggregated $107,468, at December 31, 1998 and 1997. Included in accumulated depreciation are amounts related to property under capital lease of $42,000 and $21,000 at December 31, 1998 and 1997, respectively. Depreciation expense included $21,000 in both 1998 and 1997 pertaining to property under capital lease.

                             TRIAD RESOURCES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

3.       LONG-TERM OBLIGATIONS AND LINE OF CREDIT

                  The Company's long-term obligations at December 31, 1998, 1997 and 1996 were as follows:

                                                          1998             1997              1996
                                                       ---------         --------         ---------
Bank line of credit ($100,000 facility) bearing
  interest at the WSJ prime rate plus 1%
  (8.75% at December 31, 1998), expiring
  in July 2000                                         $  28,066         $ 17,066         $  47,437
Long-term loan payable in monthly installments
  of $2,208, plus intereest at 9.05%, final
  maturity in April 2000                                  86,125               -                -
Long-term loan payable in monthly installments
  of $2,778, plus interest at varying rates,
  final maturity in August 2001                           86,111               -                -
Capital lease obligation payable in monthly
  installments, plus interest at 9.25%,
  with the balance due in January 1999                     2,467           56,243               -
                                                       ---------         --------         ---------
                                                         202,769           73,309            47,437
Less current maturities                                  (62,303)         (53,776)              -
                                                       ---------         --------         ---------
                                                       $ 140,466         $ 19,533         $  47,437
                                                       ---------         --------         ---------
                                                       ---------         --------         ---------

                  Maturities of the Company's long-term obligations are as follows:

                                 1999                    $  62,303
                                 2000                       87,902
                                 2001                       45,939
                                 2002                        6,625
                                                         ---------

                                                          $202,769
                                                         ---------
                                                         ---------

                             TRIAD RESOURCES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS


4.       RELATED PARTY TRANSACTIONS

                  The Company periodically receives advances from its members which amounts due include interest at 8.5%. Amounts due under the advances at December 31, 1998, 1997 and 1996 were $87,538, $212,433 and
         $122,433, respectively. Interest expense on such advances was $7,562, $17,434 and $5,320 for the years ended December 31, 1998, 1997 and 1996, respectively. Prior to 1998, no specific repayment terms existed with respect to the advances, and the amounts due were classified as current liabilities. In 1998, certain advances were repaid and the remaining advance was established with monthly installments payable over a 48-month period.

                  Costs of shared services between the Company and a company with common ownership are allocated to the Company based on management's estimate of all such costs that are applicable to the Company. Management believes these allocations are reasonable based on their knowledge of the Company's historical operations. The Company was charged $91,692, $117,665 and $100,800 by the affiliate for the years ended December 31, 1998, 1997 and 1996, respectively, representing corporate costs for such shared services, including rent, insurance and other general and administrative expenses.

5.      COMMITMENTS

                  The Company leases certain office facilities under noncancelable operating leases expiring at various dates through 2001. Future minimum lease payments are as follows:

                          1999                                   $54,733
                          2000                                    18,009
                          2001                                    18,009
                                                                 -------

                                                                 $90,751
                                                                 -------
                                                                 -------

                  Total rental expense for 1998, 1997 and 1996 was $58,791, $20,623 and $17,799, respectively.

                             TRIAD RESOURCES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

6.       INVESTMENT

                  In 1997, the Company acquired a 50% interest in an internet-based environmental, health and safety information services company. The Company has accounted for this investment under the equity method of accounting; accordingly, the investment has been adjusted for the Company's proportionate share of the losses of the investee totalling $125,752 and $8,280 in 1998 and 1997, respectively. The Company has guaranteed debt of the investee up to $200,000 (of which $191,750 of the debt was owed by the investee at December 31, 1998). Associated with the Company's recording of its equity in the losses of the investee, a liability related to this guarantee of $101,482 has been recorded at December 31, 1998.

                  The Company has also dedicated certain of its employees to the development of the investee's internet operations for which the Company will not be compensated. The costs associated with these services totalling $90,851 and $40,170 in 1998 and 1997, respectively, have been expensed as a component of the Company's loss on investment in the accompanying statements of operations.

7.      SUBSEQUENT EVENT

                  On April 14, 1999, the Company signed a letter of intent to sell the assets associated with its ISP operations for an amount to be derived based on specified Company operations in 1999.

              SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of such period. These pro forma statements of operations combines the historical consolidated statements of operations for the periods reported for the Company, Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

The unaudited pro forma condensed combined balance sheet as of June 30, 1999 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company and for Triad Resources L.L.C. (d/b/a WebZone).

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                   Pro Forma Condensed Combined Balance Sheet
                               As of June 30, 1999
                                   (Unaudited)

                                       -------------------------------------------------------------------------------------------

                                                                   Triad       Pro Forma         Pro Forma          Pro Forma
                                         RMI.NET, Inc.         Resources LLC    Subtotal      Adjustments (B)        Combined
                                       -------------------------------------------------------------------------------------------
                                                        (Dollars in Thousands)
                               ASSETS
CURRENT ASSETS
   Cash and cash equivalents                       4,423                 18        4,441               -               4,441
   Trade receivables less allowance for
      doubtful accounts                            4,687                 74        4,761               -               4,761
   Inventories                                       237                  -          237               -                 237
   Other                                             840                 16          856               -                 856
                                       -------------------------------------------------------------------------------------------
      Total Current Assets                        10,187                108       10,295               -              10,295
                                       -------------------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, net                        8,270                742        9,012               -               9,012
Goodwill, net                                     21,637                  -       21,637           4,885  (1)         26,522
Other                                                117                 61          178               -                 178
                                       -------------------------------------------------------------------------------------------
      Total Assets                                40,211                911       41,122           4,885              46,007
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                4,361                 86        4,447               -               4,447
   Current maturities of long term
     debt and capital lease
     obligations                                   1,919                140        2,059               -               2,059
   Deferred revenue                                1,076                  -        1,076               -               1,076
   Accrued payroll & related taxes                   408                408            -             408
   Accrued expenses & other                        2,070                142        2,212               -               2,212
                                       -------------------------------------------------------------------------------------------
      Total Current Liabilites                     9,834                368       10,202               -              10,202
                                       -------------------------------------------------------------------------------------------
LONG-TERM DEBT AND CAPITAL LEASE
   OBLIGATIONS                                     3,227                178        3,405               -               3,405
                                       -------------------------------------------------------------------------------------------
      Total liabilites                            13,061                546       13,607               -              13,607
                                                                                                                           -
REDEEMABLE CONVERTIBLE PREFERRED STOCK             4,594                  -        4,594               -               4,594

Stockholders' Equity
   Common Stock                                       12                  -           12               -                  12
   Additional paid in capital                     47,422                 50       47,472             (50)(3)          47,422
                                                                                                   5,250               5,250
   Accumulated deficit                           (24,878)               315      (24,563)           (315) (2)        (24,878)
   Unearned compesation                                -                  -            -               -                   -
                                       -------------------------------------------------------------------------------------------
                                                  22,556                365       22,921           4,885              27,806
                                       -------------------------------------------------------------------------------------------
                                                  40,211                911       41,122           4,885              46,007
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------

              Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)

                                                                                  Historical
                                             ---------------------------------------------------------------------------------
                                                             Previously
                                                              Reported        Triad      Pro Forma     Pro Forma     Pro Forma
                                             RMI.NET, Inc.  Acquisitions   Resources LLC  Subtotal   Adjustments (B)  Combined
                                             ---------------------------------------------------------------------------------
                                             (Amount in Thousands, Except Per Share Data)
Revenue
  Communication Services                           7,974       11,494          2,086       21,554            0          21,554
  Web Solutions                                    2,113            0              0        2,113            0           2,113
                                             ---------------------------------------------------------------------------------
                                                  10,087       11,494          2,086       23,667            0          23,667
                                             ---------------------------------------------------------------------------------


Cost of revenue earned
   Communication Services                          3,471        8,737          1,174       13,382            0          13,382
   Web Solutions                                      50            0              0           50            0              50
                                             ---------------------------------------------------------------------------------
                                                   3,521        8,737          1,174       13,432            0          13,432
                                             ---------------------------------------------------------------------------------

                                             ---------------------------------------------------------------------------------
Gross profit                                       6,566        2,757            912       10,235            0          10,235
                                             ---------------------------------------------------------------------------------

General, selling and administrative expenses       9,184        3,145            639       12,968            0          12,968
Cost related to unsuccessful merger attempt        6,071            0              0        6,071            0           6,071
Depreciation and amortization                      1,789          365            105        2,259        1,851(5)        4,110

                                             ---------------------------------------------------------------------------------
Operating loss                                   (10,478)        (753)           168      (11,063)      (1,851)        (12,914)
                                             ---------------------------------------------------------------------------------

Other income (expense)
   Interest expense                                 (320)        (114)           (26)        (460)           0            (460)
   Interest Income                                    51            0              0           51            0              51
   Other income (expense),  net                       78           98              0          176            0             176
                                             ---------------------------------------------------------------------------------
                                                    (191)         (16)           (26)        (233)           0            (233)
                                             ---------------------------------------------------------------------------------

Net loss                                         (10,669)        (769)           142      (11,296)      (1,851)        (13,147)
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Preferred stock dividends                             33                                                                    33

Net loss applicable to common Stockholders       (10,702)                                                              (13,180)

Basic and Diluted loss per share from              (1.39)                                                                (1.55)
  continuing operations                      -----------                                                              --------
                                             -----------                                                              --------

Average number of common shares                    7,690                                                                 8,500
   outstanding (5)                           -----------                                                              --------
                                             -----------                                                              --------

              Pro Forma Condensed Combined Statement of Operations
                     For the Six Months Ended June 30, 1999
                                   (Unaudited)

                                                                                        Historical
                                              ----------------------------------------------------------------------------------
                                                              Previously
                                                               Reported       Triad      Pro Forma      Pro Forma      Pro Forma
                                              RMI.NET, Inc.  Acquisitions  Resources LLC  Subtotal    Adjustments (B)   Combined
                                              ----------------------------------------------------------------------------------
                                              (Amount in Thousands, Except Per Share Data)

Revenue
   Communication Services                          9,801        3,059          1,645       14,505            0           14,505
   Web Solutions                                   1,851            0              0        1,851            0            1,851
                                              ----------------------------------------------------------------------------------
                                                  11,652        3,059          1,645       16,356            0           16,356
                                              ----------------------------------------------------------------------------------

Cost of revenue earned
   Communication Services                          5,406        2,315            926        8,647            0            8,647
   Web Solutions                                     511            0              0          511            0              511
                                              ----------------------------------------------------------------------------------
                                                   5,917        2,315            926        9,158            0            9,158
                                              ----------------------------------------------------------------------------------

                                              ----------------------------------------------------------------------------------
Gross profit                                       5,735          744            719        7,198            0            7,198
                                              ----------------------------------------------------------------------------------

General, selling and administrative expenses      10,222          875            205       11,302            0           11,302
Cost related to unsuccessful merger attempt            0            0              0            0            0                0
Depreciation and amortization                      2,605          112             46        2,763          611(4)         3,374

                                              ----------------------------------------------------------------------------------
Operating loss                                    (7,092)        (243)           468       (6,867)        (611)          (7,478)
                                              ----------------------------------------------------------------------------------

Other income (expense)
   Interest expense                                 (228)         (29)           (12)        (269)           0             (269)
   Interest Income                                    68            1              1           70            0               70
   Other income (expense),  net                        0            0              0            0            0                0
                                              ----------------------------------------------------------------------------------
                                                    (160)         (28)           (11)        (199)           0             (199)
                                              ----------------------------------------------------------------------------------

Net loss                                          (7,252)        (271)           457       (7,066)        (611)          (7,677)
                                              ----------------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------------

Preferred stock dividends                            178                                                                    178

Net loss applicable to common Stockholders        (7,430)                                                                (7,855)

Basic and Diluted loss per share from
  continuing operations                            (0.73)                                                                 (0.72)
                                                --------                                                               --------
                                                --------                                                               --------

Average number of common shares
   outstanding (5)                                10,141                                                                 10,727
                                                --------                                                               --------
                                                --------                                                               --------

                        NOTES TO THE PRO FORMA CONSENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

(A) BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of June 30, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the three months ended June 30, 1999 and the year ended December 31, 1998.

(B) PRO FORMA ADJUSTMENTS The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of June 30, 1999 and the unaudited condensed combined statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998:

    (1) To reflect the 439,493 shares of RMI stock valued at $5.3 million which is the number of shares issued in connection with the acquisition of Triad Resources L.L.C. (d/b/a WebZone). The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $4.9 million. Shares of Common Stock issued for the acquisition were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

    (2) To eliminate the equity accounts of the acquisition.

    (3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of January 1, 1998.

    (4) To adjust for revenues and expenses for the acquisition of Triad Resources L.L.C. (d/b/a WebZone) and IdealDial Corporation as if such acquisitions had been completed as of January 1, 1999.

    (5) To adjust for revenues and expenses for the acquisition of Triad Resources L.L.C. (d/b/a WebZone) and IdealDial Corporation as if such acquisition had been completed as of January 1, 1998.